UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

GenCorp Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Aerojet Road, Rancho Cordova, California		95742
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (916) 355-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 30, 2012, GenCorp Inc. (the “Company”), with its wholly-owned subsidiary Aerojet-General Corporation (“Aerojet”) as guarantor, executed an amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Facility”) with the lenders identified therein, and Wells Fargo Bank, National Association, as administrative agent.

The Amendment, among other things, (1) increases the amount available under the Credit Facility from (a) a revolving credit facility in an aggregate principal amount of up to $150 million (with a $100 million subfacility for standby letters of credit and a $5 million subfacility for swingline loans) and (b) a term loan facility in an aggregate principal amount of up to $50 million by $50 million through a combination of increased borrowings under the revolving credit facility and/or one or more term loans, (2) increases certain restricted payment limits from (a) $25 million in any 12 month calculation period and $50 million during the term of the Credit Facility to $75 million and $125 million, respectively and (b) following an Approved Issuance, as defined in the Credit Facility, from $50 million in any 12 month calculation period and $100 million during the term of the Credit Facility to $75 million and $125 million, respectively, (3) provides greater flexibility with respect to the Company’s ability to incur indebtedness to support permitted acquisitions, and (4) increases the aggregate limitation on sale leasebacks from $20 million to $30 million during the term of the Credit Facility.

Some of the lenders or their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to the Company and its affiliates in the ordinary course of business.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of May 30, 2012, by and among GenCorp Inc., as Borrower, the Material Domestic Subsidiaries of the Borrower party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 30, 2012	GENCORP INC.

	By:	/s/ Kathleen E. Redd
		Name:	Kathleen E. Redd
		Title:	Vice President, Chief Financial Officer and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment to Second Amended and Restated Credit Agreement, dated as of May 30, 2012, by and among GenCorp Inc., as Borrower, the Material Domestic Subsidiaries of the Borrower party thereto, the Lenders party thereto, and Wells Fargo Bank, National Association, as Administrative Agent